Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED ENERGY COMPLETES THE ACQUISITION OF ARTESYN EMBEDDED POWER

Embarks on a new chapter as a highly diversified  premier power conversion company with global presence and scale across critical technologies and markets

FORT COLLINS, Colo.,  Sept. 10,  2019 – Advanced Energy Industries, Inc. (Nasdaq: AEIS),  a global leader in highly engineered, precision power conversion, measurement and control solutions, today announced that it has completed the previously-announced acquisition of Artesyn Embedded Technologies’ Embedded Power business. With this highly strategic acquisition, Advanced Energy becomes a highly diversified, pure play power house with a global platform for accelerated earnings growth.

“Today marks a new chapter for Advanced Energy as we embark on the next phase of our diversification and growth strategy by adding broad sets of markets and industry-leading technologies. With integration efforts already started, the new AE management team, with the addition of Dana Huth who leads the Artesyn Embedded Power business, is well prepared to deliver long-term, profitable and sustainable growth,” said Yuval Wasserman, president and CEO of Advanced Energy.

Strategic benefits of this acquisition include:

•Creates a premier global power conversion company with enabling critical power technologies and over $1.3 billion in annual revenue, based on 2018 combined historical results.

•Triples AE’s addressable market to $7.5 billion by adding new attractive growth verticals in hyperscale data center, 5G wireless, industrial and medical technologies.

•Solid strategic fit with highly complementary technologies, product portfolios and core competencies in highly engineered, application-specific power solutions for key OEMs in demanding applications.

•Accelerates earnings growth, driving projected annualized accretion of over $0.80 per share in 18-24 months and targeting to reach long-term accretion of over $1.50 per share, on a non-GAAP basis.

•Creates significant financial value with a purchase price of approximately 5x synergy-adjusted EBITDA, with a path to future margin expansion, additional cost savings and de-levering to create long-term shareholder value.

“We are encouraged by the positive reaction to this acquisition by both the market and our customers. The added capabilities and expertise of the Artesyn team will allow AE to better meet our customers’ needs,”  added Wasserman.

Advanced Energy Industries, Inc.

1625 Sharp Point Drive | Fort Collins, CO 80525 | USA |+1 970 221 4670 | advanced-energy.com

“On behalf of the entire Artesyn Embedded Power team, we are excited to be playing a key role in this new chapter for Advanced Energy,” said Dana Huth. “I look forward to leading the Artesyn Embedded Power organization as together with Advanced Energy, we create a premier power conversion company developing power solutions that our customers depend on for mission-critical applications.”

Under the terms of the share purchase agreement, the total consideration for this acquisition was approximately $400 million. Advanced Energy paid approximately $375 million in cash at closing and assumed approximately $25 million in net liabilities, including estimated adjustments for net working capital and acquired cash.

In conjunction with this transaction, AE completed the previously-announced credit financing, consisting of $350.0 million of a senior unsecured term loan A facility and an untapped $150.0 million senior unsecured revolving facility, before any fees, led by Bank of America, N.A., with commitments from HSBC Bank USA, N.A., Bank of the West and Citibank, N.A.

The acquisition of Artesyn Embedded Power is expected to be immediately accretive to earnings on a non-GAAP basis and generate over $20 million of annualized synergies within 18-24 months and $40 million of total synergies long-term.  In 2018, revenues for Artesyn Embedded Power were approximately $593 million and adjusted EBITDA was approximately $55 million.  AE’s guidance for the third quarter of 2019 provided on August 5, 2019, did not reflect any revenue or profit contribution from this transaction. Management intends to provide more detail on the forward-looking benefits of this acquisition when it announces financial results for the third quarter.

For more information, visit www.advancedenergy.com/ArtesynJoinsAE.

About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex semiconductor and industrial manufacturing applications. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted more than three decades to perfecting power for its global customers and is headquartered in Fort Collins, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance.

For enquiries, contact:

Brian Smith

Advanced Energy Industries, Inc.

(970) 407-6555

ir@aei.com

Non-GAAP Measures

Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as discontinued

Advanced Energy Industries, Inc.

1625 Sharp Point Drive | Fort Collins, CO 80525 | USA |+1 970 221 4670 | advanced-energy.com

operations, minority interest, and non-recurring items such as acquisition-related costs and restructuring expenses. The non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

Artesyn Embedded Power’s adjusted financial measures, including Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Margins, exclude the impact of non-cash related charges such as amortization of intangible assets, as well as restructuring expenses, one-time optimization and integration expenses, other income and deductions, management fees to private equity owners of Artesyn, and other non-cash charges. Advanced Energy and Artesyn believe that Artesyn Embedded Power's adjusted financial measures are relevant and useful information for the companies and investors to evaluate Artesyn Embedded Power’s past performance and enterprise value, without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. Expected synergies and projected earnings accretion stated above are projections based on combination of Advanced Energy’s non-GAAP financial measures and Artesyn Embedded Power’s adjusted financial measures. Neither Advanced Energy nor Artesyn has begun a reconciliation of Artesyn Embedded Power’s adjusted financial measures to Advanced Energy’s non-GAAP measures, and therefore cannot quantify the differences, which may be material. In addition, Advanced Energy will account for the acquisition under the purchase method of accounting, which could result in a new valuation for the assets and liabilities of Artesyn Embedded Power. Advanced Energy will not be preparing any pro forma information for the acquisition and financing until the reconciliation and valuation estimates have been prepared.

Forward-looking Language

Certain statements in this press release, including, without limitation, statements regarding the transaction between Advanced Energy and Artesyn Embedded Technologies, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and the statements about Advanced Energy’s future expectations, beliefs, goals, plans, or prospects are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Any statements that are not statements of historical fact (including statements containing the words

Advanced Energy Industries, Inc.

1625 Sharp Point Drive | Fort Collins, CO 80525 | USA |+1 970 221 4670 | advanced-energy.com

"will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," “aspire,” "forecasts," "continues" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability of Advanced Energy to successfully integrate Artesyn’s Embedded Power operations and employees; (2) unexpected costs, charges or expenses resulting from the transaction; (3) the ability to realize anticipated synergies and cost savings; (4) the ability to realize the projected revenue, addressable market, synergy, earnings, EPS, margin expansion, cost savings and de-levering estimates and goals as described above and in the May 14, 2019 investor presentation; (5) competition from larger and more established companies in Artesyn’s markets; (6) Advanced Energy’s ability to successfully grow the Artesyn Embedded Power business; (7) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (8) the retention of key employees; and (9) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry and industrial markets overall and the economy in general as well as financial performance and expectations of Advanced Energy’s and Artesyn’s existing and prospective customers. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or by contacting Advanced Energy's investor relations at (970) 407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Advanced Energy Industries, Inc.

1625 Sharp Point Drive | Fort Collins, CO 80525 | USA |+1 970 221 4670 | advanced-energy.com